EXHIBIT 10.63

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”) is entered into as of December 19, 2002, by and among AT&T Corp., a New York corporation (“AT&T”), ItelTech, LLC, a Delaware limited liability company (“AT&T Sub”), IDT Corporation, a Delaware corporation (“IDT”), IDT Investments, Inc., a Nevada corporation (“IDT Investments”), IDT Domestic-Union, LLC, a Delaware limited liability company (“IDT Sub”), Liberty Media Corporation, a Delaware corporation, LMC Animal Planet, Inc., a Colorado corporation, Liberty N2P II, Inc., a Delaware corporation (“Liberty Sub”), and NTOP Holdings, LLC, a Delaware limited liability company (the “Company”).

Recitals

1. AT&T, AT&T Sub, IDT, IDT Investments, IDT Sub, Liberty Media Corporation and LMC Animal Planet, Inc. are parties to the Second Amended and Restated Limited Liability Company Agreement, dated as of October 19, 2001, of the Company, as amended by Amendment No. 1 thereto, dated as of October 31, 2001, (the “LLC Agreement”; capitalized terms used and not otherwise defined in this Agreement have the meanings given to them in the LLC Agreement). Liberty Sub is a wholly-owned subsidiary of LMC Animal Planet, Inc.

2. By letter dated October 29, 2002, a copy of which is attached hereto as Exhibit A, AT&T Sub exercised the IDT Investments Put and the Liberty Sub Put.

3. This Agreement provides for the purchase by IDT Investments from AT&T Sub of six (6) Class A Membership Interests for $3,900 in cash in satisfaction of the IDT Investments Put and the purchase by Liberty Sub from AT&T Sub of twenty-three (23) Class A Membership Interests for $14,950 in cash in satisfaction of the Liberty Sub Put.

Agreement

In consideration of the premises, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree as follow:

1. Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement and in reliance upon the representations, warranties and covenants set forth herein, (a) AT&T Sub shall sell to IDT Investments, and IDT Investments shall purchase from AT&T Sub, six (6) Class A Membership Interests (the “IDT Interests”) in exchange for $3,900.00 in cash (the “IDT Purchase Price”) and (b) AT&T Sub shall sell to Liberty Sub, and Liberty Sub shall purchase from AT&T Sub, twenty-three (23) Class A Membership Interests (the “LMC Interests” and, together with the IDT Interests, the “Interests”) in exchange for $14,950.00 in cash (the “LMC Purchase Price”).

2. Closing.

2.1 Date and Place. The closing of the purchase and sale of the IDT Interests and the LMC Interests (the “Closing”) shall take place on the date of this Agreement at the offices of Baker Botts L.L.P., New York, New York.

2.2 Closing Deliveries. At the Closing the parties will make the following deliveries:

(a) IDT Investments shall deliver the IDT Purchase Price by wire transfer of immediately available funds to an account designated by AT&T Sub;

(b) Liberty Sub shall deliver the LMC Purchase Price by wire transfer of immediately available funds to an account designated by AT&T Sub;

(c) AT&T Sub will deliver a receipt for the IDT Purchase Price to IDT Investments; and

(d) AT&T Sub will deliver a receipt for the LMC Purchase Price to Liberty Sub.

2.3 Recording. Promptly following the Closing, the Company shall (i) cause the transfer of the IDT Interests and the LMC Interests to be recorded in the books of the Company, (ii) amend Schedules III and IV of the LLC Agreement to reflect such transfers and (iii) deliver a copy of Schedules III and IV, as so amended, to each Person that is a Member after the Closing.

3. Satisfaction of Puts. Upon delivery of the IDT Purchase Price in accordance with Section 2.2(a), the IDT Investments Put shall have been satisfied in full. Upon delivery of the LMC Purchase Price in accordance with Section 2.2(b), the Liberty Sub Put shall have been satisfied in full.

4. Membership Matters.

4.1 Assignment and Assumption. Effective as of the delivery of the IDT Purchase Price, AT&T Sub hereby assigns to IDT Investments, and IDT Investments hereby assumes from AT&T Sub, all rights and obligations of AT&T Sub under the LLC Agreement in respect of the IDT Interests. Effective as of the delivery of the LMC Purchase Price, AT&T Sub hereby assigns to Liberty Sub, and Liberty Sub hereby assumes from AT&T Sub, all rights and obligations of AT&T Sub under the LLC Agreement in respect of the LMC Interests.

4.2 Withdrawal from Company and Agreement. Effective as of the Closing, AT&T Sub shall cease to be a Member of the Company, and, notwithstanding anything to the contrary in the LLC Agreement, the parties hereto agree that AT&T and AT&T Sub shall have no rights, obligations or liabilities under the LLC Agreement or otherwise in respect of the Company.

4.3 Admission of Members. Effective as of the Closing, IDT Investments and Liberty Sub are hereby admitted as Class A Members of the Company.

5. Representations and Warranties of AT&T Sub. AT&T Sub represents and warrants to IDT Investments and Liberty Sub as follows:

5.1 Organization, Good Standing and Qualification. AT&T Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted.

5.2 Corporate Authority. AT&T Sub has all requisite corporate or similar power and authority and has taken all action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. AT&T Sub has duly executed and delivered this Agreement. This Agreement is a valid and binding agreement of AT&T Sub enforceable against AT&T Sub in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.3 Title to IDT Interests. AT&T Sub owns the IDT Interests, and is transferring the IDT Interests to IDT Investments, beneficially and of record, free and clear of any mortgage, pledge, lien, security interest, claim, restriction, charge or encumbrance of any kind, except as set forth in the LLC Agreement.

5.4 Title to LMC Interests. AT&T Sub owns the LMC Interests, and is transferring the LMC Interests to Liberty Sub, beneficially and of record, free and clear of any mortgage, pledge, lien, security interest, claim, restriction, charge or encumbrance of any kind, except as set forth in the LLC Agreement.

5.5 Actions and Proceedings. As of the date of this Agreement, there are no actions, suits, claims, proceedings or investigations pending or, to the knowledge of AT&T Sub, threatened against AT&T Sub, nor any outstanding judgements, orders, writs, injunctions or decrees of any governmental entity against AT&T Sub that (i) seek to prevent or materially restrict or delay the consummation of the transactions contemplated hereby or (ii) would likely have a material adverse effect on the transactions contemplated by this Agreement.

5.6 No Violation. The execution, delivery and performance of this Agreement by AT&T Sub and the transfer of the Interests by AT&T Sub hereunder do not and will not constitute or result in (i) a breach or violation of, or a default under, the certificate of formation, limited liability company agreement or other organizational document of AT&T Sub as in effect on the date hereof, or (ii) a breach or violation of, or a default under, the acceleration of any obligations or the creation of an encumbrance on the assets of AT&T Sub (with or without notice, lapse of time or both) pursuant to any contract binding upon AT&T Sub or any applicable law, except, in the case of clause (ii) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, would not likely have a material adverse effect on the transactions contemplated by this Agreement. No provision of any applicable law, injunction, order or decree of any governmental entity is in effect that has the effect of making the transactions contemplated by this Agreement illegal or would likely have a material adverse effect on the transactions contemplated by this Agreement.

5.7 Consents and Approvals. All authorizations, consents, approvals, licenses, qualifications or exemptions from, or any filings, declarations or registrations with, any governmental entity or any other person required to be obtained or made by AT&T Sub in connection with the execution, delivery or performance by AT&T Sub of this Agreement have been made or obtained and are in full force and effect as of the date hereof, other than authorizations, consents, approvals, licenses or qualifications the absence of which would not likely have a material adverse effect on the transactions contemplated by this Agreement.

6. Representations and Warranties of IDT Investments and Liberty Sub.

Each of IDT Investments and Liberty Sub, solely as to itself, represents and warrants to AT&T Sub as follows:

6.1 Organization, Good Standing and Qualification. It is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted.

6.2 Corporate Authority. It has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. It has duly executed and delivered this Agreement. This Agreement is its valid and binding agreement enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6.3 Actions and Proceedings. As of the date of this Agreement, there are no actions, suits, claims, proceedings or investigations pending or, to its knowledge, threatened against it, nor any outstanding judgments, orders, writs, injunctions or decrees of any governmental entity against it that (i) seek to prevent or materially restrict or delay the consummation of the transactions contemplated hereby or (ii) would likely have a material adverse effect on the transactions contemplated by this Agreement.

6.4 No Violation. Its execution, delivery and performance of this Agreement do not and will not constitute or result in (i) a breach or violation of, or a default under, its certificate of incorporation, by-laws or other organizational documents, or (ii) a breach or violation of, or a default under, the acceleration of any obligations or the creation of an encumbrance on its assets (with or without notice, lapse of time or both) pursuant to any contract binding upon it or any applicable law, except, in the case of clause (ii) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, would not likely have a material adverse effect on the transactions contemplated by this Agreement. No provision of any applicable law, injunction, order or decree of any governmental entity is in effect that has the effect of making the transactions contemplated by this Agreement illegal or would likely have a material adverse effect on the transactions contemplated by this Agreement.

6.5 Consents and Approvals. All authorizations, consents, approvals, licenses, qualifications or exemptions from, or any filings, declarations or registrations with, any governmental entity or any other person required to be obtained or made by it in connection with its execution, delivery or performance of this Agreement have been made or obtained and are in full force and effect as of the date hereof, other than authorizations, consents, approvals, licenses or qualifications the absence of which would not likely have a material adverse effect on the transactions contemplated by this Agreement.

6.6 No Registration of Interests. It acknowledges that the Interests have not been registered under the Securities Act of 1993, as amended (the “Securities Act”), that the offer and sale of the Interests is intended to be exempt from registration under the Securities Act and the rules and regulations promulgated thereunder by the Securities and Exchange Commission, and that the Interests cannot be offered, sold, assigned, transferred, or otherwise disposed of unless it is subsequently registered under the Securities Act or an exemption from such registration is available. It is also aware that the sale or transfer of the Interests is further restricted by state securities laws.

7. Miscellaneous.

7.1 Veracity of Representations and Warranties. The representations and warranties contained in this Agreement shall be true and correct on the date hereof. All representations and warranties in this Agreement shall survive the Closing indefinitely. The maximum liability of AT&T Sub to IDT Investments and Liberty Sub for breaches of representations and warranties hereunder by AT&T Sub shall be limited to the IDT Purchase Price and the LMC Purchase Price, respectively. The maximum liability of IDT Investments to AT&T Sub for breaches of representations and warranties hereunder by IDT Investments shall be limited to the IDT Purchase Price. The maximum liability of Liberty Sub to AT&T Sub for breaches of representations and warranties hereunder by Liberty Sub shall be limited to the LMC Purchase Price.

7.2 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

7.3 Parties in Interest; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their heirs, successors and assigns.

7.4 Expenses. Each party shall pay its own expenses relating to the transaction contemplated by this Agreement.

7.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

7.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument.

7.7 Captions and Headings. The captions and headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

7.8 Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of each of the parties hereto. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party or parties against whom such waiver is sought.

7.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.10 Rules of Construction. The parties hereto agree that each of them has been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

7.11 Further Assurances. Subject to the terms and conditions of this Agreement, each party hereto shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations or otherwise to consummate the transactions contemplated by this Agreement, and to execute and deliver such documents as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement to be effective as of the date first set forth above.

AT&T CORP.

By:	/s/ RAYMOND E. LIGUORI

Name:	Raymond E. Liguori
Title:	Mergers & Acquisitions Vice-President

ITELTECH, LLC

By:	/s/ DAVID J. PESTER

Name:	David J. Pester
Title:	President

NTOP HOLDINGS, LLC

By:	/s/ ANTHONY S. DAVIDSON
Name:	Anthony S. Davidson
Title:	Manager

IDT CORPORATION

By:	/s/ MOTTI LICHTENSTEIN
Name:	Motti Lichtenstein
Title:	EVP

IDT DOMESTIC-UNION, LLC

By:	IDT DOMESTIC TELECOM, INC., its
Managing Member

By:	/s/ NORMAN ROSENBERG
Name:	Norman Rosenberg
Title:	CFO

IDT INVESTMENTS, INC.

By:	/s/ ANTHONY S. DAVIDSON
Name:	Anthony S. Davidson
Title:	CFO

LIBERTY MEDIA CORPORATION

By:	/s/ CHARLES Y. TANABE
Name:	Charles Y. Tanabe
Title:	Senior Vice President

LMC ANIMAL PLANET, INC.

By:	/s/ CHARLES Y. TANABE
Name:	Charles Y. Tanabe
Title:	Senior Vice President

LIBERTY N2P II, INC.

By:	/s/ CHARLES Y. TANABE
Name:	Charles Y. Tanabe
Title:	Senior Vice President